UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 30, 2004

Date of report (date of earliest event reported)

QUADRAMED CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21031	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of Principal Executive Offices)

(703) 709-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS

The following information is being furnished pursuant to Item 5.

On June 30, 2004, QuadraMed Corporation announced that it acquired all of the capital stock of Jacksonville, Florida-based Tempus Software™, Inc., an enterprise scheduling and patient access provider. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2004

QuadraMed Corporation

/s/ John Wright
John Wright, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 30, 2004